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EXHIBIT 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 covering the registration of 498,306 shares of InFocus Corporation common stock of our report dated February 15, 2000, except for Notes 17 and 18 as to which the date is April 5, 2000, relating to the consolidated financial statements of Proxima ASA and to all references to our firm included in this Registration Statement.

PricewaterhouseCoopers DA
Oslo, Norway
July 5, 2000

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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS